                                LEASE AGREEMENT

TUIS LEASE AGREEMENT (this "Lease") is made and entered into this the 18th day of December of 1998 (the "Effective Date"), by and between THE PRUDENTIAL SAVINGS BANK, F.S.B., as Trustee ("Landlord") and DIGITAL RECORDERS, INC., a North Carolina corporation ("Tenant").

WITNESSETH:

1. PREMISES: In consideration of the rents, terms, provisions and covenants of this Lease, Landlord hereby leases, lets and demises to Tenant and Tenant hereby leases, lets and demises from Landlord the premises (the "Premises") shown on EXHIBIT "A" attached hereto and by this reference made a part hereof, which Premises contain an agreed approximate 18,494 rentable square feet designated as Suite 100 of that certain building known as 4018 Patriot Drive, Durham, North Carolina 27709, (the "Building") located on that certain tract of land more particularly identified on EXHIBIT "B" attached hereto and made a part hereof (the "Property"), said Property being a part of that certain development known as One Park Center (the "Park").

2. TERM: Subject to and upon the conditions set forth below, the term of this Lease (the "Term") shall commence on the later to occur of (i) the date of Substantial Completion (as defined in the Work Letter), or (H) February 1, 1999, but in no event later than May 1, 1999, (unless Substantial Completion is delayed as a direct and immediate result of Landlord's negligence or willful misconduct (a "Landlord Delay"), in which event, the date of Substantial Completion shall be delayed beyond May 1, 1999 one day for each day of Landlord Delay) (such date being hereinafter referred to as the "Commencement Date") and shall terminate ten (10) full calendar years thereafter. Promptly following the Commencement Date, Landlord and Tenant shall enter into a letter agreement in the form attached hereto as EXHIBIT "F".

3. RENT: (a) Tenant agrees to pay Landlord monthly installments of base rent in accordance with the following schedule, which shall be due and payable to Landlord in advance, without deduction or setoff, prior notice or demand at the address shown below on the first day of each and every month following the Commencement Date for the Term:



------------------------------------------------------------------------------------
                        PERIOD             MONTHLY INSTALLMENT OF BASE RENT
------------------------------------------------------------------------------------
                     Rent Year 1                      $13,092.83
------------------------------------------------------------------------------------
                     Rent Year 2                      $13,485.62
------------------------------------------------------------------------------------
                     Rent Year 3                      $13,890.19
------------------------------------------------------------------------------------
                     Rent Year 4                      $14,306.89
------------------------------------------------------------------------------------
                     Rent Year 5                      $14,736.10
------------------------------------------------------------------------------------
                     Rent Year 6                      $15,178.18
------------------------------------------------------------------------------------
                     Rent Year 7                      $15,633.53
------------------------------------------------------------------------------------
                     Rent Year 8                      $16,102.53
------------------------------------------------------------------------------------
                     Rent Year 9                      $16,585.61
------------------------------------------------------------------------------------
                    Rent Year 10                      $17,083.18
------------------------------------------------------------------------------------


One monthly installment of base rental shall be due and payable on the date of execution of this Lease by Tenant for the first month's rent with subsequent monthly rental installments being paid in accordance with the foregoing; provided, that if the Commencement Date should be a date other than the first day of a calendar month, the monthly installment of base rental for such month and for the last month of the Term shall be prorated to the end of that calendar month, and, thereafter, all other succeeding monthly installments of base rental during the Term shall be due and payable on or before the first day of each succeeding calendar month during the Term. Tenant shall pay, as additional rental, all other sums due under this Lease as provided for hereunder. For purposes hereof, a "Rent Year" shall mean each twelve month period from the Commencement Date to the day immediately prior to the first anniversary thereof and each succeeding one year period immediately thereafter.

         (b) Upon execution hereof, Tenant shall deposit with Landlord the sum of $12707.75 (the "Security Deposit") as security for the faithful performance of all the terms, provisions, covenants, conditions and agreements of this Lease. If Tenant defaults with respect to any of the terms, provisions, covenants, conditions and agreements of this Lease, including, but not limited to, the payment of any base rental or additional rent, Landlord may use, apply or retain the whole or any part of the Security Deposit for payment of such base rental or additional rental, or for any other sum which Landlord may expend or be required to expend by reason of Tenant's default. Tenant shall not be entitled to any interest on the Security Deposit. Tenant, on written demand from Landlord, will forthwith replenish the Security Deposit or any portion thereof so used, applied or retained by Landlord. It is expressly agreed and understood that the Security Deposit is not an advance base rental payment or additional rental payment nor the measure of Landlord's damages in the case of a Tenant default hereunder. In the event Tenant shall fully and faithfully comply with all terms, provisions, covenants, conditions and agreements of this Lease, the Security Deposit, without interest, will be promptly be returned to Tenant upon expiration or sooner termination of this Lease but only after Tenant has delivered possession of the Premises to Landlord.

         (c) If any increase of the fire insurance premiums paid by Landlord for the Building in which Tenant occupies space is caused by Tenant's use and occupancy of the Premises, or if Tenant vacates the Premises and causes an increase in such premiums, then Tenant shall pay in additional rental the amount of such increase to Landlord.

         (d) Other remedies for nonpayment of rent notwithstanding, if the monthly rental payment is not received by Landlord on or before the tenth day of the month for which rent is due, or if any other payment due Landlord by Tenant is not received by Landlord on or before the tenth day of the month next following the month in which Tenant was invoiced, a service charge of five percent (5%) of such past due amount shall become due and payable in addition to such amounts owed under this Lease.

         (e) Tenant agrees to pay on a monthly basis in advance as additional rent Tenant's Pro Rata Share of the annual operating expenses (defined below) in excess of the operating expenses paid or incurred by Landlord for calendar year 1999 (the "Base Year Amount"). Landlord may estimate Tenant's Pro Rata Share of the operating expenses with an annual adjustment at the end of each calendar year to adjust for any discrepancies between the actual expenses incurred and any such estimate. Landlord agrees to refund any excess amount charged for any such year and Tenant agrees to promptly pay upon demand any additional amount due pursuant to the annual adjustment The obligation to pay such additional rental amounts shall survive the termination of this Lease. For all purposes of this Lease, the term "Pro Rata Share" shall refer to the. ratio of the total floor-area of the Premises to the total floor area of the Building or Park whichever is applicable in such instance.

         (f) The term "operating expenses" as used herein means all actual costs and expenses paid or incurred by Landlord or on its behalf in connection with the maintenance, management, operation, repair (including the items in subparagraph 7 (a) below), cleaning, security and landscaping of the common areas of the Property and Building including, without limitation, the Property's share of common area charges and assessments with respect to the Park. The term "operating expenses" also includes all real property taxes and installments of special assessments, including special assessments due to deed restrictions and/or owners' associations, and other taxes levied or assessed by any municipality, county or other governmental agency, which accrue against the Building, Property and/or Park during the Term as well as all insurance premiums Landlord is required to pay or deems necessary to pay, with respect to the Building and/or Property. The term "operating expenses" does not include any capital improvement to the Building, Property and/or Park but may include a reasonable depreciation or amortization of such capital expenditures consistent with generally accepted account principles, nor shall it include repairs, restoration or other work occasioned by fire, windstorm or other casualty to the extent Landlord receives insurance proceeds therefor, income and franchise taxes of Landlord, leasing commissions, expenses for the renovating of space for new tenants, interest or principal payments on any mortgage or other indebtedness of Landlord.

         (g) Landlord and Tenant agree that no portion of the base rental, rent adjustments for operating expense, or additional rental paid by Tenant during the portion of the Term occurring after the expiration of any period during which such amounts were abated shall be allocated, for income tax purposes, by Landlord or Tenant to such abatement period, nor are such amounts intended by the parties to be allocable, for income tax purposes, to any abatement period.

         (h) Notwithstanding any provision contained herein to the contrary, solely for purposes of determining Tenant's Pro Rata Share of operating expenses, the portion of operating expenses attributable to all items other than taxes, utilities and insurance (such controllable expenses being referred to herein as "Controllable Expenses") shall not in any calendar year exceed the Controllable Expenses for the 1999 calendar year increased by five percent (5%) per annum calculated on a cumulative, compounded basis.

         (i) If the Building is less than ninety-five percent (95%) occupied throughout any calendar year of the Term, then the actual operating expenses for the calendar year in question shall be increased to the amount of operating expenses which Landlord reasonably determines would have been incurred during that calendar year if the Building had been fully occupied throughout such calendar year. If the provisions of this subsection are applied in any calendar year, the Base Year Amount shall likewise be adjusted for the calendar year on which it is based.

         4. SIGNS: Notwithstanding anything to the contrary set forth in the Lease, signage rights will be provided on the front of the building in an area to be designated by Landlord in its sole discretion. The actual sign and its respective installation cost shall be at the expense of the Tenant. Tenant shall be responsible for any damage to the Building occasioned by the installation or removal of any such signs. Tenant shall place no sign upon the roof of the Premises or Building, nor any part of the roof, including the flashing or gutters of the Premises or Building or any part thereof. Tenant shall repair any damage to the Building caused thereby, including, but not limited to, discoloration. Excepting "force majeure", Tenant shall be required to install identification signage within ninety (90) days of the commencement, subject to the aforementioned conditions and limitations. The provisions hereof shall survive the expiration or sooner termination of this Lease.

         5. USAGE: (a) Tenant warrants and represents to Landlord that the Premises shall be used and occupied only for the purpose of office, assembly and distribution and for no other purposes. Outside storage, including, without limitation, trucks and other vehicles, is prohibited without Landlord's prior written consent. Without Landlord's prior written consent, Tenant shall not receive, store, or otherwise handle any substance, product, material or merchandise which is explosive or highly flammable, toxic or hazardous. Tenant shall occupy the Premises, conduct its business and control its agents, employees, invitees and visitors in such a manner as is lawful, reputable and will not create any nuisance or otherwise interfere with, annoy or disturb any other tenant in its normal business operations or Landlord in its management of the Building. Tenant shall not commit, or suffer to be committed, any waste on: the Premises, nor shall Tenant permit the Premises to be used in any way which would, in the opinion of Landlord, be extra hazardous on account of fire or otherwise which would in any way increase the premiums for or render void the fire insurance on the Premises or contents of the Building.

         (b) "Hazardous Substances", as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes, or any other substances, the removal of which is required or the use of which is regulated, restricted, prohibited or penalized by any "Environmental Law", which term shall mean any federal, state or local law, ordinance or regulation. relating to pollution or protection of the environment. Tenant hereby agrees that:

         (1) no activity will be conducted on the Premises which will produce any Hazardous Substance;

         (2) the Premises will not be used in any manner for the storage of any Hazardous Substances;

         (3) no portion of the Premises will be used as a landfill or a dump;

         (4) Tenant will not install any underground tanks of any type;

         (5) Tenant will not allow or cause any surface or subsurface conditions to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance; and

         (6) Tenant will not permit any Hazardous Substances to be brought into the Premises.

Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature including, without limitation, court costs and attorney's fees arising from or as a result of the use of the Premises by Tenant, its agents, employees, contractors, invitees or licenses. The foregoing indemnification shall survive the expiration or sooner termination or expiration of this Lease.

         6. INTENTIONALLY DELETED.

         7. REPAIRS AND MAINTENANCE: (a) Unless otherwise expressly provided, Landlord shall not be required to make any: improvements, replacements or repairs of any kind or character to the Premises of Building during the Term, except repairs to the roof, foundation, exterior walls (not including any windows or doors) and additional maintenance as may be necessary because of damage by persons other than Tenant, its agents, employees, invitees, licensees or visitors, and as may be necessary solely because of the negligence of Landlord, which repairs shall be made by Landlord at its expense beginning not more than fifteen (15) days after written notice by Tenant. Landlord's cost of maintaining these items are subject to the additional rental provisions in paragraph 3. Landlord shall not be liable to Tenant, except as expressly provided in this Lease, for any damage or inconvenience, and Tenant shall not be entitled to any abatement or reduction of rent by reason of any repairs, alterations or additions made by Landlord under this Lease.

         (b) Upon occupancy of the Premises for business purposes. Tenant shall be deemed to have accepted the Premises in their then present condition and as suited for the uses intended by Tenant. Tenant shall, throughout the Term and all renewals thereof, at its sole cost and expense, maintain in good order and repair the Premises-, including, without limitation, the heating and air conditioning equipment (including, but not limited to, replacement of parts, compressors, air handling units and heating units) and other improvements located therein, except those repairs expressly required by this Lease to be made by Landlord. Tenant agrees to enter into a service contract with a reliable certified heating and air conditioning company to maintain the heating and air conditioning units and keep them in good working order. Tenant shall furnish Landlord a copy of the service contract and, upon request of Landlord, Tenant shall also furnish copies of routine maintenance reports or invoices. Tenant shall be responsible for pest and termite control. Tenant shall be responsible for maintenance of the sprinkler valves and any alarm systems in the Premises. Tenant agrees to maintain adequate dumpster service and to keep the

Premises in a neat, clean and attractive manner. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole cost and expense, promptly repair any damage or injury to any demising wall caused b y Tenant or its employees, agents or invitees. Tenant further agrees to repair, at its sole cost and expense, glass and exterior doors (including loading) serving the Premises and, in addition, to make, at its sole cost and expense, all repairs made necessary by the negligence of Tenant, its agents, employees, contractors, licensees, invitees or guests.

         (c) Tenant shall not allow any damage to be committed on any portion of the Premises, and at the expiration or sooner termination of this Lease, by lapse of time or otherwise, Tenant shall deliver the Premises to Landlord in as good condition as existed at the Commencement Date of this Lease, ordinary wear and tear excepted. The cost or expense of any repairs necessary to restore the condition of the Premises shall be borne by Tenant, and if Landlord undertakes to restore the Premises it shall have a right of reimbursement against Tenant, which right shall survive the expiration or termination of this Lease.

         (d) All requests for repairs or maintenance that are the responsibility of Landlord pursuant to any provision of this Lease must be made in writing to Landlord at the address set forth below.

         (e) In addition to Landlord's obligations pursuant to subsection 7(a) above, Landlord agrees that Tenant's repair: obligations, for the HVAC system and fire sprinklers pursuant to subsection 7(b) above shall be limited to an amount not to exceed $1,000.00 per. occurrence such that if Tenant's responsibility repair cost for the HVAC system, or. any unit thereof or for the fire sprinkler system, or any individual sprinkler thereof, exceeds $1,000.00, Landlord shall pay any such repair cost in excess of $1,000.00 per occurrence.

         8. COMPLIANCE WITHLAWS, RULES AND REGULATIONS: Tenant, at Tenant's expense, shall comply with all laws, ordinances, orders, rules and regulations of state, federal, municipal or other agencies or bodies having jurisdiction relating to the use, condition and occupancy of the Premises. Tenant will comply with the rules of the Building adopted by Landlord which are set forth on a schedule attached to this Lease (see Exhibit "C" attached hereto and by this reference made a part hereof). Landlord shall have the right at all times to change the rules and regulations of the Building or to amend them in any reasonable manner. All changes and amendments in the rules and regulations of the Building will be sent by Landlord to Tenant in writing and shall thereafter be carried out and observed by Tenant.

         9. ALTERATIONS AND IMPROVEMENTS: (a) Tenant shall not make any alterations, additions or replacements to the Premises, or any repairs required of Landlord under this Lease, without the prior written consent of Landlord, such consent to be given or withheld at the sole and absolute discretion of Landlord, except for the installation of unattached movable fixtures, which may be installed without drilling, cutting, or otherwise defacing the Premises. All alterations, additions, and improvements made in and to the Premises and all floor covering that is cemented or adhesively fixed to the floor and all fixtures (other than trade fixtures) which are installed in the Premises shall remain in and be surrendered with the Premises and shall become the property of Landlord at the expiration or sooner termination of this Lease. So long as Tenant is not in default hereunder, Tenant shall have the right to remove its trade fixtures from the Premises, provided that Tenant shall repair and restore any damage to the Premises caused or occasioned by such removal.

         (b) All repairs, alterations, additions and improvements done by Tenant within the Premises shall be performed in a good and workmanlike manner, in compliance with all governmental, requirements, and at such times and in such manner as will cause a minimum of interference with other construction in progress and with the transaction of business in the Building and/or Park. Whenever Tenant proposes to do any construction work within the Premises, Tenant shall first furnish to Landlord plans and specifications covering such work in such detail as Landlord may reasonably request. Such plans and specifications shall comply with such requirements as Landlord may from time to time proscribe for construction within the. Building and/or Park. In no event shall any construction work be commenced within the Premises without Landlord's written approval of such plans and specifications. In the event Tenant does perform any construction work without the prior written consent of Landlord, Landlord shall, in addition to all other remedies it might have hereunder or at law, have the right to require Tenant to immediately remove any unapproved additions or improvements and restore the Premises to -the condition existing prior to such unauthorized construction. Without limiting the generality of the foregoing, Tenant shall under no circumstances make any penetration of the roof of the Building without Landlord's consent, which consent may be given or withheld by Landlord in its sole and absolute discretion. In the event Landlord consents to a penetration of the roof, all such work shall be performed by contractors designated or approved by Landlord and shall be supervised by Landlord or its designees and performed under conditions and subject to such conditions and requirements as may be established by Landlord. Tenant shall and hereby agrees to indemnify and hold Landlord harmless from and against any and all loss, cost, damage, expense or liability (including, without limitation, court costs and attorneys' fees) ever suffered or incurred by Landlord as a result of any penetration of the roof, including, without limitation, costs of repair, loss of income, claims for damages from other tenants of the Building and damages which result if any warranty on the roof held or maintained by Landlord is voided or impaired by such penetration. The provisions hereof shall survive the expiration or sooner termination of this Lease. Additionally, any penetration of the roof without Landlord's consent shall be deemed an immediate event of default hereunder entitling Landlord to the exercise of all rights and remedies provided in this Lease or at law or equity.

         10. FLOOR PENETRATION AND FLOOR LOADING: Under no circumstances may Tenant penetrate the floor slab of the Building without Landlord's prior written consent, which may be given or withheld by Landlord in its sole and absolute discretion. Tenant agrees that the point pressure resulting from the Tenant's racking system, inventory, forklifts and equipment pertaining to Tenants use of the Premises shall not exceed allowable design floor loading for floor slabs on grade. Tenant shall be responsible to provide steel plates, angles, or channels as, required to distribute floor loading to the Building design loads. Tenant agrees not to use any vehicle, including, but not limited to those having steel wheels, that will cause damage to the floor slab. Tenant shall hold harmless Landlord from any loss, liability, any expenses, both real and alleged, arising out of such damage or repair caused by Tenant's negligence or failure to comply with this paragraph,

         11. LANDLORD IMPROVEMENTS: Landlord agrees to prepare the Premises for occupancy by Tenant: in. accordance with the terms and provisions of the Work Agreement attached hereto, as EXHIBIT "E" and by this reference made a part hereof.

         12. SERVICES: Landlord agrees to provide at its cost, water, electrical and telephone service connections stubbed out to the Premises; Tenant agrees to pay directly to the provider (except as otherwise set forth below) all charges, fees (hook-up, installation and the like) and deposits incurred for any utility services used on the Premises. Landlord shall not be liable for any interruption or failure of utility service to the Premises, but, if requested by Tenant, Landlord shall use reasonable efforts to cooperate with Tenant in securing speedy resumption of said interrupted service. Tenant shall promptly notify the proper public authorities and utility companies to provide service for water, sewer, trash removal, gas, electricity, telephone and all other utilities required or desired by Tenant, which services are to be in Tenant's name and all costs for such services shall be borne by Tenant as its sole responsibility. In the event the water and sewer connections into the Premises are jointly metered with other premises, Tenant covenants and agrees to pay to Landlord on a monthly basis as additional rent, on the first day of each month, its Pro Rata Share of all water and sewer charges applicable to the Building.

          13. CONDEMNATION: (a) If, during the term (or any extension or renewal) of this Lease, all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. In no event shall Tenant have claim against Landlord or against the total award for the value of the unexpired lease term or otherwise, and Tenant shall not be entitled to any part of any award that may be made for such taking, nor to any damages therefor except that the rent shall be adjusted as of the date of such termination of this Lease.

          (b) In the event a portion of the Premises shall be taken for any public or quasi or public use under, any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in subparagraph 13(a) above, Landlord may, at Landlord's sole risk and expense, restore and reconstruct the Building and other improvements on the Premises to the extent necessary to make it reasonably tenantable. The rent payable under this Lease during the unexpired portion of the term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In no event shall Tenant. have claim against Landlord or against the total award for the value of the unexpired lease term or otherwise, and Tenant shall not be entitled to any part of any award that may be made for such taking, nor to any damages therefor except that, the rent shall be adjusted, as of the date of such termination of this Lease.

          14. FIRE AND CASUALTY: (a) If the Premises should be totally destroyed by fire or other casualty, or if the Premises should be damaged so that rebuilding reasonably cannot be completed within one hundred eighty (180) working days after the date of written notification by Tenant to Landlord of the destruction, this Lease shall terminate and rent shall be abated for the unexpired portion of the Lease, effective as of the date of written notification of the casualty.

          (b) If the Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred eighty (180) working days from the date of written notification by Tenant to Landlord of the destruction, this Lease shall not terminate, but Landlord may at its sole risk and expense proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed by act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, the rent payable under this Lease during the period for which the Premises are untenantable shall be adjusted to such an extent as may be fair and reasonable under the circumstances. In the event that Landlord fails to complete the necessary repairs or rebuilding within one hundred eighty (180) working days from the date of written notification by Tenant to Landlord of the destruction, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist.

          15. INSURANCE: (a) Tenant shall maintain comprehensive general liability insurance in the amount of at least One Million Dollars ($1,000,000) per occurrence, naming Landlord as an additional insured. Prior to taking possession of the Premises, and thereafter at least, fifteen (15) days prior to expiration: of the current policy, Tenant shall deliver a certificate of such insurance to Landlord, providing for at least ten (10) days written notice to Landlord prior to any cancellation or nonrenewal of coverage. Tenant hereby waives all rights of recovery against Landlord for any loss or liability which may be covered by such comprehensive general liability insurance.

          (b) Property Insurance. Tenant acknowledges and agrees that Tenant is solely responsible for insuring Tenant's personal property, fixtures and equipment located in or about the Premises. Tenant waives all claims or rights of recovery from any all-risk or fire insurance which Landlord may obtain with respect to the Building in which the Premises are located.

          (c) If Tenant fails to comply with the foregoing requirements relating to insurance, Landlord shall have the right to obtain such insurance and Tenant shall pay as additional rental to Landlord on demand the premium cost thereof plus interest from the date of payment until repaid by Tenant.

          16. WAIVER OF SUBROGATION: Anything in this Lease to the contrary notwithstanding, Landlord or Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Premises, improvements to the Building of which the Premises are a part, or personal property (Building contents) within the Building, by reason of fire or the elements regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees. Because this paragraph will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each insurance company which has issued to it policies of insurance covering all risk of direct physical loss, written notice of the terms of the mutual waivers contained in the paragraph, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverage by reason of the mutual waivers contained in this paragraph.

         17. HOLD HARMLESS: Landlord shall not be liable to Tenant or Tenant's employees, agents, invitees, licensees or visitors, or to any other person, for any injury to person or damage to property on or about the Premises caused by the negligence or misconduct of Tenant, its agents, servants or employees, or of any other person entering upon the Premises under express or implied invitation by Tenant, or caused by the Building and improvements located on the Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Premises. Tenant agrees to indemnify and hold harmless Landlord of and from any loss, attorney's, fees, expenses or claims arising out of any such damage or injury. The foregoing indemnification shall survive the expiration or earlier termination of this Lease.

         18. QUIET ENJOYMENT: Landlord warrants that it has full right to execute and to perform this Lease and to grant the estate demised and that Tenant, upon payment of the required rents and performing the terms, conditions, covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the full Term as well as any extension or renewal thereof. Landlord shall not be responsible for the acts or omissions of any other tenant or third party that may interfere with Tenant's use and enjoyment of the Premises.

         19. LANDLORD'S RIGHT OF ENTRY: Landlord shall have the right but not the obligation, to enter the Premises at all reasonable hours for the following reasons: inspection; cleaning or making repairs; making alterations or additions as Landlord may deem necessary or desirable; determining Tenant's use of the Premises, or determining if any act of default under this Lease has occurred; to show the Premises to lenders, prospective lenders and prospective purchasers; or to show the Leased Premises to prospective Tenants during the last one year of the Term.

         20. ASSIGNMENT OR SUBLEASE: Landlord shall have the right to transfer and assign, in whole or in part, its rights and obligations in the Building and Property that are the subject of this Lease. Tenant shall not assign this Lease or sublet all or any part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In the event of any assignment or subletting, Tenant shall nevertheless at all times remain fully responsible and liable for the payment of the rent and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease. Upon the occurrence of an "event of default" as defined herein, if all or any part of the Premises are then assigned or sublet, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, as its option, collect directly from the assignee or subtenant all rents becoming due to Tenant by reason of the assignment or sublease, and Landlord shall have a security interest in all properties on the Premises to secure payment of such sums. Any collection directly by Landlord from the assignee or subtenant shall not be construed to constitute a novation or a release of Tenant for the further performance of its obligation under this Lease.

         21. LANDLORD'S LIEN: As security for payment of rent, damages and all other payments required to be made by this Lease, Tenant hereby grants to Landlord a Lien upon all property of Tenant now or subsequently located upon the Premises. If Tenant abandons or vacates any substantial portion of the Premises or is in default in payment of any rentals, damages or other payments required to be made by this Lease or is in default of any other provision of this Lease, Landlord may enter upon the Premises, by picking or changing locks if necessary, and take possession of all or any part of the personal property, and may sell all or any part of the personal property at a public or private sale, in one or successive sales, with or without notice, to the highest bidder for cash, and, on behalf of Tenant, see and convert all or part, of the personal property to the highest bidder, delivering to the. highest bidder all of Tenant's title and interest in the personal property sold to him. The proceeds of the sale. of the personal property shall be applied to Landlord toward the reasonable costs and expenses of the sale, including attorney's fees, and then toward the payment of all sums then due by Tenant to Landlord under the terms of this Lease; any excess remaining shall -be paid to Tenant or any other person entitled thereto by law. It is expressly agreed to by Tenant that Landlord shall not be subject to liability for any cause of action, including but not limited to conversion or trespass, as a result of any actions taken by Landlord pursuant to the provisions contained in this paragraph.

         22. DEFAULT BY TENANT: The occurrence of any one of the following events shall automatically (without any need for prior notice or demand) constitute an event of default hereunder (an "Event of Default"):

         (a) Tenant shall fail to pay when due any installment of rent or any other payment required pursuant to this Lease;

         (b) Tenant shall abandon any substantial portion of the Premises;

         (c) Tenant shall fail to comply with any term, provision or covenant of this Lease, other than the payment of rent, and the failure is not cured within thirty (30) days after written notice to Tenant;

         (d) Tenant shall file a petition or be adjudged bankrupt or insolvent under the National Bankruptcy Act, as amended, or any similar law or statute of the United States or any state; or a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant; or Tenant shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors; or

         (e) Tenant shall do or permit to be done any act which results in a lien being filed against the Premises or the Building and/or Property of which the Premises are a part.

         23. REMEDIES FOR TENANT'S DEFAULT: Upon the occurrence of any event of default set forth in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand:

         (a) Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to surrender the Premises, Landlord may, without prejudice to any other remedy which it may have for possession or arrearage in rent, enter upon and take possession of the Premises, by picking or changing locks if necessary, and lock out, expel, or remove Tenant and any other person who may be occupying all or any part of the Premises, without-being, liable for prosecution or any claim for damages. Tenant agrees to pay on demand the amount of all loss and damage which Landlord may suffer by reason of the termination of the Lease under this subparagraph, whether through inability to relet the Premises on satisfactory terms or otherwise.

         (b) Enter upon and take possession of the Premises, by picking or changing locks if necessary, and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages, and relet the Premises on behalf of the Tenant and receive directly the rent by reason of the reletting. Tenant agrees to pay Landlord on demand any deficiency that may arise by reason of any reletting of the Premises; further, Tenant agrees to reimburse Landlord for any expenditures made by it for remodeling or repairing in order to relet the Premises.

         (c) Enter upon the Premises, by picking or changing locks if necessary, without being liable for prosecution of any claim for damages, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease; further; Tenant agrees that Landlord shall not be liable for any damages resulting to Tenant from effecting compliance with Tenant's obligations under this subparagraph caused by negligence of Landlord or otherwise.

         (d) Declare the Lease to be in default and to declare the entire amount of the unpaid total rental for the balance of the term of the Lease and the amount of rental abated during any free rent period immediately due and payable whereupon Tenant shall become obligated to pay Landlord forthwith, the total amount of unpaid rental for the balance of the term of the Lease and the amount of rental abated during any free rent period as liquidated damages and shall additionally be liable to Landlord as herein provided. Any specification herein of Landlord's remedies shall not be deemed to be exclusive; but said remedies shall be in addition to all other remedies in its favor, howsoever existing, and shall be accumulative.

         24. WAIVER OF DEFAULT OR REMEDY: Failure of Landlord to declare an event of default immediately upon its occurrence, or delay in taking any action in connection with an event of default, shall not constitute a waiver of the default, but Landlord shall have the right to declare the default at any time and take such action as is lawful or authorized under this Lease. Pursuit of any one or more of the remedies set forth in paragraph 23 above shall not preclude pursuit of any one or more of the other remedies provided elsewhere in this Lease or provided by law, nor shall pursuit of any remedy provided constitute forfeiture or waiver of any rent or damages accruing to Landlord by reason of the violation of any of the terms, provisions or covenants of this Lease. Failure by Landlord to enforce one or more of the remedies provided upon an event of default shall not be deemed or construed to constitute a waiver of the default or of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.

         25. ACTS OF GOD: Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed, caused by or prevented by an act of God or force majeure.

         26. ATTORNEY'S FEES: In the event Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Landlord places in the hands of an attorney the enforcement of all or any part of this Lease, the collection of the rent due or to become due or recover of the possession of the Premises, Tenant agrees to pay Landlord reasonable attorney's fees for the services of the attorney, whether suit is actually filed or not. In no event shall the attorney's fees be less than fifteen percent of the outstanding balance owed by Tenant to Landlord.

         27. HOLDING OVER: In the event of holding over by Tenant after the expiration or termination of this Lease, the hold over shall be as a "tenant at sufferance" and all of the terms and provisions of this Lease shall be applicable during that period, except that Tenant shall pay Landlord as rental for the period of such hold over an amount equal to two hundred percent (200%) of the rent which would have been payable by Tenant had the hold over period been a part of the original Term. Tenant agrees to vacate and deliver the Premises to Landlord upon Tenant's receipt of notice from Landlord to vacate. The rental payable during the hold over period shall be payable to Landlord on demand. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided.

         28. RIGHTS OF FIRST MORTGAGEE: Tenant accepts this Lease subject and subordinate to any recorded first mortgage or a security deed lien presently, existing or hereafter created upon the Premises. Landlord is hereby irrevocably vested with full power and authority to subordinate Tenant's interest under this Lease to any first mortgage or security deed lien hereafter placed on the Premises, and Tenant agrees upon demand to execute additional instruments subordinating this Lease as Landlord may require. If the interests of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings, for enforcement of any first mortgage or security deed on the Premises, Tenant shall be bound to the transferee (sometimes. called the "Purchaser"), at the option of the Purchaser, under the terms, covenants and conditions of this Lease for the balance of the term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were Landlord under this Lease, and, if requested by the Purchaser, Tenant agrees to attorn to the Purchaser, including the first mortgagee under any such mortgage if it be the Purchaser, as its Landlord.

         29. ESTOPPEL CERTIFICATES: Tenant agrees to furnish within ten (10) days and, from time to time, upon request of Landlord or Landlord's mortgagee, a statement certifying, if applicable, that Tenant is in possession of the Premises; the Premises are acceptable; the Lease is in full force and effect; the Lease is unmodified; Tenant claims no present charge, lien, or claim of offset against rent; the rent is paid for the current month, but is not prepaid for more than one month and will not be prepaid for more than one month in advance; there is no existing default by reason of some act or omission by Landlord; and such other matters as may be reasonably required by Landlord or Landlord's mortgagee.

         30. SUCCESSORS: This Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, personal representatives, successors and assigns. It is hereby covenanted and agreed that should Landlord's interest in the Premises cease to exist for any reason during the Term, then notwithstanding the happening of such event this Lease nevertheless shall remain unimpaired and in full force and effect and Tenant hereunder agrees to attorn to the then owner of the Premises.

         31. DEFINITIONS: The following definitions apply to the terms set forth below as used in this Lease:

         (a) "Abandon" means the vacating of all or a substantial portion of the Premises by Tenant, whether or not Tenant is in default of the rental payments due under this Lease.

         (b) An "act of God" or "force majeure" is defined for purposes of this Lease as strikes, lockouts, sit-downs, material or labor restrictions by any governmental authority, unusual transportation delays, riots, floods, washouts, explosions, earthquakes, fire, storms, weather (including wet grounds or inclement weather which prevents construction), acts of the public enemy, wars, insurrections and any other causes not reasonably within the control of Landlord and which by the exercise of due diligence Landlord is unable, wholly or in part, to prevent or overcome.

         (c) The "Commencement Date" shall be the date set forth in paragraph 2. The "Commencement Date" shall constitute the commencement of this Lease for all purposes, whether or not Tenant has actually taken possession.

         (d) "real property tax" means all school, city, state and county taxes and assessments including special district taxes or assessments.

         32. MISCELLANEOUS: The captions appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such paragraph. If any provision of this Lease shall ever be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Lease, and such other provisions shall continue in full force and effect.

         33. NOTICE: (a) All rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth below:

         (b) All payments required to be made by Landlord to Tenant shall be payable to Tenant at the address first set forth below or to such other address Landlord may direct by written notice to Tenant.

         (c) Any notice or document required or permitted to be delivered by this Lease shall be deemed to be delivered (whether or not actually received) one business day following deposit with a reputable overnight courier (e.g., Federal Express) or when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties at the respective address set out below:


         If to Landlord:


         c/o Prudential Real Estate Investors
         Two Ravinia Drive
         Suite 1400
         Atlanta, Georgia 30346
         Attention: Regional -Vice President


         With a copy to:


         Bullock, Terrell & Mannelly
         400 Perimeter Center Terrace
         Suite 145
         Atlanta, Georgia 30346


         if to Tenant:


         Digital Recorders, Inc.
         c/o Mr. David Furr
         Gray, Layton, Drum, Kersh, Solomon & Furr, PA
         516 South New Hampton Road
         P.O. Box 2636
         Gastonia, North Carolina 28053-2636

         34. BROKERAGE COMMISSIONS: Except with respect to ANTHONY & CO. (collectively, "Broker"), Tenant warrants and represents to Landlord that Tenant has not employed or retained any Broker, finder or agent in connection with the negotiation or execution of this Lease and, except with respect to Broker whose commission is to be paid by Landlord, agrees to indemnify and hold Landlord harmless from and against any loss, cost, damage, liability or expense incurred by Landlord resulting from or attributable to, any claim for a broker's fee, finder's fee or real estate commission owed by Tenant or claimed by any party claiming by, through or under Tenant or claiming to be Tenant's agent.

         35. ENTIRE AGREEMENT AND LIMITATION OF WARRANTIES: It is expressly agreed by Tenant, as a material consideration for the execution of this Lease, that this Lease, with the specific references to written extrinsic documents, is the entire agreement of the parties; that there are, and were, no verbal representations, warranties, understandings, stipulations, agreements or promises pertaining to this Lease or the expressly mentioned written extrinsic documents not incorporated in writing in this Lease. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, fitness for a particular purpose or of any other kind arising out of this Lease and there are no warranties which extend beyond those expressly set forth in this Lease. It is likewise agreed that this Lease may not be altered, waived, amended or extended except by an instrument in writing signed by both Landlord and Tenant.

         36. TIME IS OF THE ESSENCE: Time is the essence of this Lease.

         37. SPECIAL STIPULATIONS: The special stipulations, if any, attached hereto as Exhibit "D" are made a part hereof by this reference, and to the extent they conflict with any of the foregoing provisions, they shall control.

         38. ADMINISTRATIVE CHARGES: In the event any check, bank draft or negotiable instrument given for any money, payment hereunder shall be dishonored at any time and from time to time, for any reason whatsoever not attributable to Landlord, Landlord shall be entitled, in addition to any other remedy that may be available, to impose an administrative charge of $25.00 which Tenant shall promptly pay, as additional rent, upon demand.

         39. NON-WAIVER: No waiver of any covenant or condition of this Lease by either party shall be deemed to imply or constitute a further waiver of the same covenant or condition or any other covenant or condition of this Lease.

         40. PARTIAL INVALIDITY: If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and such term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         41. LIMITATION OF LIABILITY: The term Landlord as used in this Lease shall be limited to mean and include only the owner or owners, at the time in question, of the fee of the Premises and in no event shall such term or any covenant be construed to impose a personal obligation upon a property manager or leasing agent who is an independent real estate broker and, as such, an independent contractor authorized by the owner of the Premises to secure leases and to manage the Premises pursuant to a written management contract. Nothing herein shall be construed to imply or impose upon either a property manager or leasing broker or the owner of the Premises, a general agency relationship. In the event of any transfer of title to such fee, the Landlord herein shall be automatically freed and relieved from all personal liability with respect to performance of any covenant or obligation on the part of Landlord, provided any deposits or advance rents held by Landlord are turned over to the grantee and said grantee expressly assumes, subject to the limitations of this paragraph, all the terms, covenants and conditions of this Lease to be performed, on the part of Landlord, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during their respective successive periods of ownership. Any provision of this Lease to the contrary notwithstanding' in no event shall Landlord's liability or that of its directors, officers, employees or agents for failure to perform any obligations arising out of or in connection with this Lease or for any breach of the Terms or conditions of this Lease (whether written or implied) exceed Landlord's equity interest in the Property and any judgment rendered with respect to any such liability shall be satisfied solely out of proceeds of sale of Landlord's interest in the Property.

                                 LANDLORD:


                                 THE PRUDENTIAL SAVINGS BANK, F.S.B., AS TRUSTEE

                                 By: Prudential Realty Advisors, as its agent



                                 By:
                                    --------------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------

                                 TENANT:

                                 DIGITAL RECORDERS, INC.



                                 By:
                                    --------------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------

ONE PARK CENTER 100,800 Square Feet

CORTEX VISION
SYSTEMS - 4,800 S1
12/31/98 Exp


I LIT-11-


          p

BURNHAM
14,400 SF
05/31/02 Ex

SURGICOT
63,116 SF
11/30/02 Exp

r

 .e

                                    [GRAPH]

                                    [GRAPH]

                                    EXHIBIT B

Beginning at an iron located in the southern edge of the 84 foot right of way of a road shown on the recorded map referred to below (which road is now known as Patriot Road), said iron being located South 83 degrees 34 minutes 33 seconds East 409.07 feet (measured along said right of way) from the point of intersection of said right of way with the eastern edge of the right of way of North Carolina Secondary Road No. 1959; thence with the southern edge of the right of way of said 84 foot wide road South 83 degrees 34 minutes 33 seconds East 925 feet to an iron in the western property line of Dickerson, Inc.; thence with the western property line of Dickerson, Inc. South 06 degrees 56 minutes 58 seconds West 546.64 feet to an iron, the northeast comer of Wayne Cawley thence with the northern property line of Wayne Cawley North 82 degrees 33 minutes 31 seconds West 920.13 feet to an iron, the southeast comer of the 5.477 acre tract shown on a map referred to below; thence with the eastern property line of the
5.477 acre tract North 06 degrees 25 minutes 27 seconds East 530.28 feet to an iron, the point of BEGINNING, containing 11.404 acres according to a map entitled "Subdivision Plan for Park Center Industrial Park, Triangle Twp., Durham Co." dated May 6, 1982, prepared by F. Donald Lawrence and Associates, P.A. and recorded in Book of Maps 10 1, Page 17 in the Office of Register of Deeds of Durham County, North Carolina. Being the same land conveyed to Park Center Associates by Dickerson, Inc. by deed recorded in Book 1083, Page 353, Durham County Registry.

                                   EXHIBIT "C"

                              RULES AND REGULATIONS



1.1 Any outdoor storage facility or trash containers shall be effectively screened from all street frontage and shall be kept in a neat and clean attractive manner. All trash shall be kept within. Landlord shall have the right to approve the color and condition of all storage facilities or trash containers.

1.2 All electronic microwave dishes, satellite dishes, transmission towers, radio towers and communication devices inside and outside the Premises shall be first approved by Landlord in writing.

1.3 The Landlord retains the right of approval of the method of bringing power to the Building and especially the quality of the service provided. No overhead power lines shall be permitted.

1.4 Tenant shall not use or install inside or outside the Premises any water faucets or additional water lines without the express written consent of Landlord. If said consent is granted by Landlord, Landlord reserves the right to require separate metering and to assess additional water and sewer charges.

1.5 Landlord will not be responsible for lost or stolen property, equipment, money or any article taken from the Premises, Building or parking areas regardless of how or when loss occurs.

1.6 Tenant, its officers, agents, servants or employees shall not permit the operation of any musical or sound producing instruments or device which may be heard outside the Premises, Building or parking areas or which may emanate electrical waves which will impair radio or television broadcasting or reception from or in the Building.

 1.7 All contractors and/or technicians performing work for or within the Premises, Building or parking areas shall be referred to Landlord for approval before performing such work. This shall apply to all work affecting the, physical features or structural integrity of the Building, Premises or parking areas including but not

                                    -24-


         limited to the walls and ceilings. None of this work shall be done by Tenant's contractor without Landlord's prior written approval.

1.8 In the event Tenant must dispose of crates, boxes, etc. which will not fit into outside trash containers it will be the responsibility of Tenant to dispose of same. In no event shall such items be left in the parking areas.

1.9 If the Premises demised to any become infested with vermin, Tenant at its sole cost and expense, shall cause its Premises to be exterminated from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

2.0 Tenant, its officers, agents, employees, servants, patrons, customers, licensees, invitees and visitors shall not solicit business in the Building's parking areas or Common Areas, nor shall distribute any handbills or other advertising matter in automobiles parked in the Building's parking areas.

2.1 Tenant, its officers, agents, servants or employees shall not use the Premises or Building for housing, lodging or sleeping purposes.

2.2 Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall not bring into the Premises or keep on the Premises any fish, fowl, reptile, insect or animal or any bicycle or other vehicle; wheel chairs and baby carriages excepted.

2.3 Tenant's employing laborers or others outside the Building shall not have their employees paid in the Building, but shall arrange to pay their payrolls elsewhere.

2.4 Sidewalks, doorways, vestibules and other similar areas shall not be used for the disposal of trash, be obstructed by Tenant, or be used by Tenant for any purpose other than entrance to and exit from the Premises and for going from one part of the Building to another part of the Building.

2.5 Plumbing fixtures shall be used only for the purpose for which they are designed, and no sweepings, rubbish, rags or other unsuitable materials shall be disposed into them. Damage resulting to any such fixture due to misuse by the Tenant shall be the liability of said Tenant.

2.6      Doors, when not in use, shall be kept closed.

                                    -25-


2.7 Tenant space, particularly that which is visible from public areas, must be kept neat and clean.


                                  EXHIBIT "D"

                              SPECIAL STIPULATIONS

1. TERMINATION OPTION. Provided that no Event of Default has occurred and is then continuing and no facts or circumstances exist, either at the time of Tenant's notice to Landlord or on the date such termination would otherwise be effective, which, with the giving of notice or the passage of time, or both, would constitute an Event of Default, Tenant shall have the right to terminate this Lease effective on the date which is the last day of the fifth
(5th) year of the Term. In order to exercise such termination right, Tenant shall notify Landlord of such exercise in writing at least one hundred twenty
(120) days prior to the effective date of such termination, and together with such notice Tenant shall deliver to Landlord an amount equal to the Termination Fee (as hereinafter defined). In the event Tenant fails to notify Landlord by such notice deadline or fails to deliver the entire Termination Fee, as calculated by Landlord, Tenant shall be deemed to have waived Tenant's termination right for the remainder of the Term and any extensions thereof. The term "Termination Fee" as used in this Section shall mean the sum of the following:

         a. the then remaining unamortized costs of the Tenant Improvements (as hereinafter defined), which costs shall be amortized on a straight-line basis along with simple interest calculated at 10% per annum over the Term;

         b. the then remaining unamortized leasing commissions and other similar fees paid by Landlord in connection herewith, which commissions or other fees shall be amortized on a straight-line basis along with simple interest calculated at 10% per annum over the Term; and

         c. the cost to return the Premises to market conditions, as determined by Landlord in its sole discretion as of the date Tenant delivers its notice of termination. It is currently estimated that the Termination Fee will be $210,000.00.

2. EARLY ENTRY INTO PREMISES. If and to the extent permitted by applicable laws, rules and ordinances and provided Tenant obtains, at no cost to Landlord, a temporary certificate of occupancy or such other permits or approvals from the applicable governmental. agency or department authorizing the early entry described herein, Tenant shall have the right to enter the Premises for the period following the Effective Date hereof but prior to the Commencement Date in order to temporarily operate an affiliated division of Tenant, provided that during said period: (i) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay rent, (ii) Tenant shall not interfere with Landlord's completion of the Premises and (iii) Tenant shall not otherwise begin operation of its business. Tenant does hereby indemnify, agree to defend and save Landlord harmless from and against any and all claims, liabilities, damages and expenses (including reasonable attorney's fees) suffered, paid or incurred by Landlord arising out of Tenant's Early Entry.

3. DELIVERY OF GUARANTY. At or prior to the Commencement Date, Tenant will deliver to Landlord a guaranty, letter of credit or other form of security (the "Guaranty") in form and substance and from a party (the "Guarantor") acceptable to Landlord in its sole discretion. Tenant's failure to deliver the original Guaranty within five (5) days of the Commencement Date shall constitute an Event of Default hereunder. To the extent necessary, Landlord and Tenant agree to execute an amendment, which shall be effective as of the Commencement Date, amending, among other provisions, Section 3(b) hereof.

                                 EXHIBIT "E"

                                WORKAGREEMENT

         In consideration of the mutual covenants and agreements contained in this Lease and in this EXHIBIT D, Landlord and Tenant do hereby expressly agree as follows:

         1. DESIGN OF TENANT IMPROVEMENTS. Tenant shall, at Tenant's expense, cause final detail design plans, specifications and working drawings, designated as being ready for construction, to be prepared in accordance with all applicable laws, ordinances, rules, regulations and codes of all applicable governmental. or quasi-governmental bodies (hereinafter collectively referred to as the "applicable legal requirements") to be prepared by an architect approved by Landlord ("Tenant's Plans"), which plans shall govern all work to be performed within the Premises (the "Tenant Improvements"). Landlord shall have fifteen (15) business days following its receipt of Tenant's Plans to approve or disapprove Tenant's Plans, which approval shall not be unreasonably withheld. In the event Landlord fails to approve or disapprove Tenant's Plans within such fifteen day period, Landlord shall be deemed to have disapproved same. In the event Landlord disapproves (or is deemed to disapprove) Tenant's Plans, Landlord and Tenant shall, in good faith, mutually attempt to resolve any disputes. Tenant Improvements performed pursuant to this Exhibit D shall be deemed to create permanent fixtures, which shall become the property of the Landlord upon completion thereof.

         2. PERFORMANCE OF TENANT IMPROVEMENTS. Tenant shall, at Tenant's sole cost and expense, construct or install, or cause to be constructed and installed, in or upon the Premises, the Tenant Improvements in accordance with Tenant's Plans. All permits, licenses and authorizations required or permitted by all applicable governmental authorities relating to the Tenant Improvements shall be procured and paid for by Tenant. The Tenant Improvements shall be completed by Tenant in accordance with Tenant's Plans in a good and workmanlike manner and in such a manner so as not to unreasonably interfere with the use of the Building by other tenants thereof Landlord shall have the right to reasonably (i) approve the work schedule of Tenant and Tenant's contractors in the construction of the Tenant Improvements, (ii) approve Tenant's move-in schedule for occupancy of the Premises, and (iii) inspect the Premises throughout the construction of the Tenant Improvements. The term "Substantial Completion" shall mean that the Tenant Improvements have been completed by Tenant substantially in accordance with Tenant's Plans, as evidenced by a certificate of occupancy for the Premises issued by the applicable governmental authorities. Notwithstanding anything to the contrary set forth hereinabove, the date on which Substantial Completion is deemed to have occurred shall be accelerated by the number of days of Tenant Delay (as defined below), regardless of the date that Substantial Completion actually occurs. For example, if Tenant achieves Substantial Completion of the Tenant Improvements on December 1, 1999, but Tenant is responsible for forty-five (45) days of Tenant Delay, Substantial Completion shall be deemed to have occurred on October 15, 1999 for all purposes under this Lease including, without limitation, the determination of the Commencement Date. The term "Tenant Delay" shall mean any delays in the completion of the Tenant Improvements caused by (i) Tenant's failure to complete and deliver Tenant's Plans to Landlord; (ii) any delays resulting from changes to the Plans requested by Tenant; and (iii) any interference with the performance of the construction of the Tenant Improvements by Tenant or any of its agents or employees; or (iv) any errors or omissions contained within Tenant's Plans.

         3. RELEASE OF LIENS. The consent by Landlord to the construction of the Tenant Improvements by Tenant shall not be construed as any assumption by Landlord, either express or implied, of any liability of any nature against Landlord, the Premises, the Building or the Real Property for the payment of any labor performed or any materials furnished in connection with the construction or installation of the Tenant Improvements, In the event any such claim for payment or any materialmen's or mechanics' liens are filed against Landlord, the Premises (including Tenant's leasehold interest therein), the Building or the Real Property, then Tenant agrees to forthwith pay the same or cause such security therefore to be deposited for the payment and discharge of the same as may be reasonably required by Landlord. Tenant further agrees that, upon completion of the Tenant Improvements, Tenant shall provide Landlord written lien releases from any and all contractors who have performed work in the Premises.

         4. INDEMNIFICATION. Tenant does hereby indemnify, agree to defend and save Landlord and Agent harmless, from and, against any and all claims, liabilities, damages and expenses (including reasonable attorney's fees) suffered, paid or incurred by Landlord arising out of the construction and installation of the Tenant Improvements, including, specifically, the cost of any labor performed and materials furnished to Premises.

          5.      TENANT'S COSTS.

         (a) Subject to Landlord's funding of the Tenant Improvement Allowance, Tenant shall be responsible for the payment of all costs associated with the Tenant Improvements. Landlord shall pay to Tenant up to $280,000.00 (the "Tenant Improvement Allowance") toward the cost of the Tenant Improvements. Any costs and expenses for the Tenant Improvements in excess of the Tenant Improvement Allowance shall be paid solely by Tenant. Landlord shall, from time to time, pay to Tenant partial draws (a "Partial Draw") of the Tenant Improvement Allowance within twenty-one (21) days after Landlord's receipt of. (a) Invoice(s) for same, (b) partial lien releases from all contractors and subcontractors performing any portion of the work to which the Partial Draw is to be applied (the "Partial Draw Improvements"), (c) a certificate from Tenant's architect certifying in writing that the Partial Draw Improvements have been substantially completed in accordance with Tenant's Plans, and (d) a certified written statement from Tenant certifying in writing to Landlord that upon Tenant's receipt of the Partial Draw, all costs relating to the Partial Draw Improvements have been paid in full. The remainder of the Tenant Improvement Allowance shall be paid to Tenant upon Landlord's receipt of (a)

Invoice(s) for same, (b) lien releases from all contractors and subcontractors performing any portion of the work comprising the Tenant Improvements, ~c) a certificate from Tenant's architect certifying in writing that the Tenant Improvements have been substantially completed in accordance with Tenant's Plans, and (d) a certified written statement from Tenant certifying in writing to Landlord that upon Tenant's receipt of the Tenant Improvement Allowance, all costs relating to the Tenant Improvements have been paid in full.

         (b) In the event the cost of the Tenant Improvements is less than the Tenant Improvement Allowance, Tenant shall be entitled to apply an amount up to $30,000.00 (evidenced by paid invoices) toward the costs Tenant incurs in relocating to the Premises. Tenant shall be entitled to offset base rent for fifty percent (50%) of any additional balance beyond the $30,000.00. Landlord shall retain all remaining sums not applied in accordance with this subparagraph, and Tenant shall not have any rights thereto.

                                 EXHIBIT "F"

                   ACKNOWLEDGMENT, ACCEPTANCE AND AMENDMENT

         Tenant hereby acknowledges that the Premises demised pursuant to the Lease to which this Exhibit "C is attached (the "Lease"), and Tenant hereby accepts said Premises as substantially complete and ready for the uses intended as set forth in the Lease. Possession of the Premises is hereby delivered to Tenant, and any damages to walls, ceilings, floors or existing work, shall be the sole responsibility of Tenant.

         If any improvements or tenant finishes are to be constructed or installed by Tenant or Tenant's contractors, as previously approved by Landlord, Tenant hereby agrees to indemnify and hold harmless Landlord from and against any claims, demands, loss or damage Landlord may suffer or sustain as a result of such work by Tenant or Tenant's contractors, including, without limitation, any claim of lien which may be filed against the Premises or Landlord's Property as a result of such work by Tenant's contractors or representatives. In the event any such claim of lien is filed against Landlord's Property by any contractor, laborer or materialman performing work on the Premises at Tenant's direction, Tenant agrees to cause such lien to be discharged, by payment of the claim or bond, within ten (10) days of receipt of demand by Landlord.

         Tenant and Landlord hereby further acknowledge and agree as follows:

1.       The Commencement Date (as defined in the Lease) is             199
and the Expiration Date (as defined in the Lease) is               199.

2. The exact rentable square feet contained within the Premises is square feet

3.       Tenant intends to occupy the Premises on

4. (No.) keys to the Premises have been delivered to Tenant or Tenant' s representative.

5. This Acknowledgment, Acceptance and Amendment, when executed by Landlord and Tenant, shall be attached to and shall become a part of the Lease. If any provision contained herein conflicts with any provision of the Lease, the provisions hereof shall supersede and control, and the Lease shall be deemed modified and amended to conform with the provisions hereof.

6.       OTHER AGREEMENTS OR MODIFICATIONS (INSERT NONE, IF NONE):

IN WITNESS WHEREOF, Landlord and Tenant have hereunto set their hands and seals, as of 199.

TENANT:                                   LANDLORD:

DIGITAL RECORDERS, INC.                   TBE PRUDENTIAL SAVINGS BANK,
                                          F.S.B., AS TRUSTEE
By:
                                          By: Prudential Realty Advisors, as its
    Name:                                 agent
    Title:
                                          By:

    Name:
         ---------------------------
    Title:
          --------------------------